Filed Pursuant to Rule 424(b)(5)
Registration No. 33-64697

PRICING SUPPLEMENT No. 1 DATED May 11, 2000
(To Prospectus dated December 7, 1995 and Prospectus Supplement dated January 26, 1996)

GATX Rail Corporation

Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

FIXED RATE NOTES

Principal Amount: $20,000,000.00             Issue Price: 100%

CUSIP Number: 368839 GJ 9

Agent Commission: $40,000.00

Net Proceeds: $19,960,000.00

Original Issue Date: May 15, 2000       Stated Maturity Date: November 15, 2001

Form:   _x_  Book-Entry  ___ Certificated

Interest Rate: 8.00%

Interest Payment Dates:
     Semi-annually on each May 15 and November 15, commencing November 15, 2000

Optional Interest Rate Reset:      _____ Yes        __x__    No
              Optional Reset Dates:

Optional Extension of Maturity: _____ Yes           __x__    No
        Extension Period:
        Number of Extension Periods:
        Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

        The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Morgan Stanley & Co. Incorporated

Acting as:  _____    Agent           100% price to purchaser(s)

   __x__  Principal   __x__    To be reoffered to the public initially at 100%
                      _____    To be reoffered at varying prices related to
                               prevailing  market prices
                      _____    To be reoffered to dealers with a reallowance not
                               to exceed ___% of the Commission or Fee